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                                                                Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated January 26, 1996, except as to Note 27 to the consolidated financial statements, which is as of February 8, 1996, on the consolidated financial statements of Keystone Holdings, Inc. and subsidiaries as of December 31, 1995; and for each of the years in the two-year period ended December 31, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                              KPMG Peat Marwick LLP


Los Angeles, California
March 10, 1997